Exhibit 10.46.1

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Master Repurchase Agreement (defined below), is entered into on November 12, 2020 by and between Wells Fargo Bank, N.A. (the “Buyer”) and AmeriHome Mortgage Company, LLC (the “Seller”).  The Buyer and the Seller may also be referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have entered into Master Repurchase Agreement and Securities Contract, dated as of July 1, 2016, Version 5.01, as amended by Amendment No. 1, dated May 10, 2019 (as amended, the “Master Repurchase Agreement”), along with the related Amended and Restated Addendum dated as of November 12, 2020, as such Addendum may be amended and restated from time to time (the “Addendum” and together with the Master Repurchase Agreement and this Amendment, the “Agreement”) pursuant to which the Seller agrees to sell certain mortgage loans and/or securities to the Buyer in exchange for the transfer of funds by the Buyer to the Seller, with a simultaneous agreement by the Buyer to transfer to the Seller such mortgage loans and/or securities at a date certain or on demand, in exchange for the transfer of funds by the Seller to the Buyer.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer agree as follows:

1.             Section  24 (Set-off) of the Master Repurchase Agreement is hereby amended by deleting clause (ii) of the first paragraph in its entirety and replacing it with the following:

(ii) the operating accounts of Seller and Guarantor bearing the account numbers listed on Schedule 5 of the Addendum, or such other accounts approved by the Buyer in writing;

2.             Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement.

3.             This Amendment only relates to the Master Repurchase Agreement between the Buyer and the Seller.  Except as expressly amended above, all of the terms and conditions of the Master Repurchase Agreement remain in full force and effect and are hereby reaffirmed.

4.             This Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Buyer have caused their names to be signed to this Amendment to the Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.

Buyer

WELLS FARGO BANK, N.A.

By:	/s/ Kelly J. Kucsma
	Name:	Kelly J. Kucsma
	Title:	Director

Seller

AMERIHOME MORTGAGE COMPANY, LLC

By:	/s/ Kathleen Conte
	Name:	Kathleen Conte
	Title:	EVP- Capital Markets

Amendment No. 2 to MRA_AmeriHome Mortgage Company